Exhibit 99.1

CHARLOTTE RUSSE ANNOUNCES FIRST QUARTER RESULTS

•	12% First Quarter Sales Growth Despite Same Store Sales Decline of 7.6%

•	Net Income for Quarter of $6.6 Million with EPS of 28 Cents

•	18 New Stores Open in Quarter — 50 Planned for Fiscal 2004

•	Cash Position Rises to $40 Million

SAN DIEGO, California, January 22, 2004 – Charlotte Russe Holding, Inc. (Nasdaq/NM: CHIC), a growing specialty retailer of fashionable, value-priced apparel and accessories for young women, today reported financial results for the first quarter of fiscal 2004 ended December 27, 2003.

Mark Hoffman, Chief Executive Officer, remarked: “Last October, we guided investors to expect a promotional Holiday season for the young women’s fashion sector without the benefit of strong fashion trends to drive the selling of regular-priced goods. As our financial results show, the first quarter of fiscal 2004 was very much as expected.

“The Holiday season for fiscal 2004 demonstrated the continuation of trends that have developed over the past few years. Specifically, the customer is deferring more of her shopping until late-December and early-January. In our view, she continued to limit her spending in these uncertain economic times.

“We achieved diluted earnings per share of 28 cents despite the impact of a comparable store sales decline of 7.6% during the quarter. While inventories at stores open over one year were up 14% as of December 27th, we moved a significant amount of goods since then, however, at clearance-level margins. Going into the fourth week of January, comp inventories were down 7.5% as compared to the same time last year. We feel confident about the level and quality of our current inventories as we transition to our new spring assortment in stores by the second half of February.

“I feel that we did a very good job of managing through these challenging times by addressing internal opportunities to effect change in our business,” continued Hoffman. “Our management team is keenly aware of the need to drive positive comparable store sales in order to shore up our average store volumes and re-leverage store operating expenses. The restructuring of the merchandising organization to establish separate GMM’s for each our two chains, Charlotte Russe and Rampage, is expected to improve merchandise assortments during Spring and beyond in fiscal 2004.

“As for the financial prospects for the second quarter of fiscal 2004, I want to remind investors that the second quarter is traditionally our weakest quarter of the year, because it is impacted by clearance selling and the lowest level of average store sales. Last year, we reported a loss of 23 cents per share during the second quarter, of which 16 cents related to the non-recurring charge to close all of the Charlotte’s Room stores. Assuming no significant change in the overall retailing environment, we would guide investors to expect a flat to low single-digit comparable store sales decrease during the second quarter of fiscal 2004 and to expect a loss per share of 5 to 9 cents.

4645 Morena Boulevard, San Diego, California 92117 Phone 858-587-1500 Fax 858-875-0330

“In terms of the company’s financial position, we ended December 2003 with $39.9 million of cash on the balance sheet after having spent $7.7 million for capital expenditures during the quarter. We are on plan to open 50 new stores during fiscal 2004. With stockholders’ equity of $148.2 million and no long-term debt, we expect to fund $25 million of capital expenditures in fiscal 2004 with available cash balances and internally generated cashflow from operations,” the Chief Executive concluded.

Financial Results:

Net sales for the first quarter increased 12% to $149.3 million from $133.3 million for the first quarter last year. Comparable store sales decreased 7.6% during the quarter, compared to a decrease of 3.6% for the first quarter of fiscal 2003.

Operating income for the first quarter decreased 12% to $10.8 million as compared to $12.3 million for the same quarter last year. Net income declined 12% to $6.6 million from $7.4 million for the same quarter last year. Diluted earnings per share for the quarter was $0.28 as compared to $0.32 for the same quarter of the prior year, a decline of 13%. The average number of shares outstanding during the recent quarter was 23.8 million on a diluted basis.

Charlotte Russe Holding, Inc. is a growing mall-based specialty retailer of fashionable, value-priced apparel and accessories targeting young women between the ages of 15 and 35. The company operated a total of 329 stores in 38 states and Puerto Rico, as of December 27, 2003 which included 18 new stores opened during the recent quarter. In total, the company expects to open 50 new Charlotte Russe and Rampage stores during fiscal 2004 which ends in September 2004.

The “Charlotte Russe” stores offer fashionable, affordable apparel and accessories that have been tested and accepted by the marketplace, thus appealing to women who prefer established fashion trends. The “Rampage” stores feature emerging fashion trends and appeal to women with a flair for making fashion statements and who want to create a cutting-edge look.

Interested listeners are invited to participate in today’s Charlotte Russe conference call at 11:00 a.m. Eastern Time which will be broadcast over the internet at http://www.charlotte-russe.com. To listen to the live call, please go to the web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at the Company’s web site shortly after the call, or by calling (877)519-4471, PIN: 4282706.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Except for the historical information contained herein, this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to general and regional economic conditions, industry trends, consumer demands and preferences, competition from other retailers and uncertainties generally associated with women’s apparel and accessory retailing. A complete description of these factors, as well as others that could affect the company’s business, is set forth in the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on December 19, 2003, and any amendments thereto.

— Financial statements follow —

CHARLOTTE RUSSE HOLDING, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in 000’s, except per share data)

(unaudited)

	First Quarter Ended
	Dec. 27, 2003	Dec. 28, 2002
Net sales	$149,291	$133,329
Cost of goods sold	110,117	96,737

Gross profit	39,174	36,592
Selling, general & administrative expenses	28,366	24,333

Operating income	10,808	12,259
Interest income, net	37	9
Other charges	(75)	(62)

Income before income taxes	10,770	12,206
Income taxes	4,200	4,761

Net Income	$6,570	$7,445

Basic earnings per share	$0.31	$0.35

Diluted earnings per share	$0.28	$0.32

Basic weighted average shares outstanding	21,364	21,215
Diluted weighted average shares outstanding	23,753	23,513

CHARLOTTE RUSSE HOLDING, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(amounts in 000’s)

(unaudited)

	Dec. 27, 2003	Dec. 28, 2002
ASSETS
Cash and cash equivalents	$39,906	$32,908
Inventories	34,210	25,178
Other current assets	4,704	4,361
Deferred tax assets	5,300	4,300

Total current assets	84,120	66,747
Fixed assets, net	102,950	96,059
Goodwill, net	28,790	28,790
Other assets	1,316	1,324

Total assets	$217,176	$192,920

LIABILITIES
Accounts payable trade	$19,977	$19,881
Accounts payable other	5,383	3,860
Accrued payroll and related expense	5,923	4,360
Income and sales taxes payable	7,260	7,465
Other current liabilities	14,216	10,568

Total current liabilities	52,759	46,134
Deferred rent	10,339	8,887
Other liabilities	317	224
Deferred tax liabilities	5,600	1,600

Total liabilities	69,015	56,845
Total stockholders’ equity	148,161	136,075

Total liabilities and stockholders’ equity	$217,176	$192,920

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CONTACT: Daniel T. Carter, Chief Financial Officer of Charlotte Russe Holding, Inc., 858-587-1500 ext:1250/